                                FIRST AMENDMENT


         FIRST AMENDMENT (the "First Amendment"), dated as of November 6, 2001, among FELCOR LODGING TRUST INCORPORATED (f/k/a FelCor Suite Hotels, Inc.), a Maryland corporation ("FelCor"), FELCOR LODGING LIMITED PARTNERSHIP (f/k/a FelCor Suites Limited Partnership), a Delaware limited partnership ("FelCor LP" and collectively with FelCor, the "US Borrower"), FELCOR CANADA CO., a Nova Scotia unlimited liability company (the "Canadian Borrower" and collectively with the US Borrower, the "Borrower"), the Lenders from time to time party thereto, Bankers Trust Company, as Syndication Agent (the "Syndication Agent") and THE CHASE MANHATTAN BANK ("Chase") and The Chase Manhattan Bank of Canada ("Chase Canada") as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                                   WITNESSETH:

         WHEREAS, the Borrower, the Lenders, the Syndication Agent and the Administrative Agent are party to the Seventh Amended and Restated Credit Agreement, dated as of July 26, 2001 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

         WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend and waive certain provisions the Credit Agreement as provided herein;

         NOW, THEREFORE, it is agreed;

I.       Amendments

         1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Applicable Margin" and "Status" and inserting the following new definitions in lieu thereof:

                  "Applicable Margin" means, with respect to each Revolving Credit Loan, the applicable percentage per annum set forth below based upon (i) with respect to Level I through IV Status, the Status then in effect and (ii) with respect to Level V THROUGH XII Status, the Status in effect on the most recent Applicable Margin Reset Date, it being understood that the Applicable Margin for (i) Base Rate Loans, Swing Advances and Canadian Prime Rate Loans shall be the percentage set forth under the column "Base Rate/Canadian Prime Rate Loans", (ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans", and (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

                                    Base Rate/Canadian
                                        Prime Rate                 Eurodollar Rate                Commitment
                                           Loans                        Loans                         Fee
                                    -------------------            ---------------                ----------
Level I Status                            0.0%                         .875%                         0.125%
Level II Status                           0.0%                        1.000%                         0.150%
Level III Status                          0.0%                        1.125%                         0.150%
Level IV Status                           0.0%                        1.250%                         0.200%
Level V Status                            0.0%                        1.375%                         0.200%
Level VI Status                           0.250%                      1.750%                         0.250%
Level VII Status                          0.375%                      1.875%                         0.250%
Level VIII Status                         0.500%                      2.000%                         0.300%
Level IX Status                           0.625%                      2.125%                         0.375%
Level X Status                            1.000%                      2.500%                         0.500%
LEVEL XI STATUS                           1.375%                      2.875%                         0.500%
LEVEL XII STATUS                          1.750%                      3.250%                         0.500%

                  "Status" means the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status, Level VIII Status, Level IX Status, Level X Status, LEVEL XI STATUS OR LEVEL XII Status, as the case may be.

                  As used in this definition:

                  "Level I Status" exists on any date if, on such date, either US Borrower has a long-term senior unsecured actual debt rating of A-or better by S&P and A3 or better by Moody's Investor Service, Inc. ("Moody's");

                  "Level II Status" exists on any date if, on such date, either US Borrower has a long-term senior unsecured actual debt rating of BBB+ by S&P and Baa1 by Moody's;

                  "Level III Status" exists on any date if, on such date, either US Borrower has a long-term senior unsecured actual debt rating of BBB by S&P and Baa2 by Moody's;

                  "Level IV Status" exists on any date if, on such date, either US Borrower has a long-term senior unsecured debt rating of BBB- by S&P and Baa3 by Moody's;

                  "Level V Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is less than 25%;

                  "Level VI Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 25% but less than 35%;

                  "Level VII Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 35% but less than 40%;

                  "Level VIII Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 40% but less than 45%;

                  "Level IX Status" exists on any date if, on such date (y) none of the Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 45% but less than 50%;

                  "Level X Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 50% but less than 55%;

                  "Level XI Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (Z) the Leverage Ratio is equal to or greater than 55% but less than 60%.

                  "Level XII Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (Z) the Leverage Ratio is equal to or greater than 60%.

                  If S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the US Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be. If the long term senior unsecured actual debt ratings of either US Borrower by S&P and Moody's are not equivalent, the higher rating will apply for the purposes of determining Status. If the long term senior unsecured actual debt ratings of either US Borrower by S&P and Moody's are two or more Levels apart, the rating one Level below the higher rating will apply for the purposes of determining Status."

         2. Section 1.1 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

                  "Discretionary Capital Expenditures" shall mean and refer to Capital Expenditures (including Capital Expenditures to expand existing Hotels) in excess of (A) those required under applicable law, rule or regulation and (B) those funded from the FF&E Reserve.

                  "First Amendment" shall mean the First Amendment, dated as of November 6, 2001, among the Borrowers, the Lenders party thereto, the Syndication Agent and the Administrative Agent.

                  "First Amendment Effective Date" shall have the meaning provided in the First Amendment.

                  "Specified Acquisition Amount" shall mean (A) the sum of (i) $50,000,000, (ii) the aggregate amount of net cash proceeds received from any Asset Sale consummated during the period from the First Amendment Effective Date to September 30, 2002, in an aggregate amount up to $20,000,000, less the aggregate amount of net cash proceeds received from any such Asset Sale consummated during such period that have been added to either the Specified Investment Amount or the Specified Discretionary Capital Expenditure Amount by the US Borrower pursuant to Section 6.12(l) and (iii) the aggregate amount of the net cash proceeds received from the sale or issuance of equity by FelCor LP during the period from the First Amendment Effective Date to September 30, 2002, less the aggregate amount of net cash proceeds received from such sale or issuance of equity during such period that have been added by the US Borrower pursuant to Section 6.12(m) to either the Specified Investment Amount or the Specified Discretionary Capital Expenditure Amount less (B) the aggregate amount of any acquisition of existing Hotel properties during the period from January 1, 2002 through September 30, 2002.

                  "Specified Discretionary Capital Expenditure Amount" shall mean the sum of (A) $20,000,000, (B) the aggregate amount of net cash proceeds received from any Asset Sale consummated during the period from the First Amendment Effective Date to September 30, 2002, up to an aggregate amount not to exceed $20,000,000 less the aggregate amount of net cash proceeds received from any such asset sale consummated during such period that have been added by the US Borrower pursuant to Section 6.12(l) to either the Specified Acquisition Amount or the Specified Investment Amount and (C) the aggregate amount of the net cash proceeds received from the sale or issuance of equity by FelCor LP during the period from the First Amendment Effective Date to September 30, 2002, less the aggregate amount of net cash proceeds from such sale or issuance of equity during such period that have been added by the US Borrower pursuant to Section 6.12(m) to either the Specified Acquisition Amount or the Specified Investment Amount.

                  "Specified Investment Amount" shall mean (A) the sum of (i) $20,000,000, (ii) the aggregate amount of net cash proceeds received from any Asset Sale consummated during the period from the First Amendment Effective Date to September 30, 2002, up to an aggregate amount not to exceed $20,000,000 less the aggregate amount of net cash proceeds received from any such Asset Sale consummated during such period that have been added by the US Borrower pursuant to Section 6.12(l) to either the Specified Acquisition Amount or the Specified Discretionary Capital Expenditure Amount and (iii) the aggregate amount of the net cash proceeds received from the sale or issuance of equity by FelCor LP during the period from the First Amendment Effective Date to September 30, 2002 less the aggregate amount of net cash proceeds from such sale or issuance of equity during such period that have been added by the US Borrower pursuant to Section 6.12(m) to either the Specified Acquisition Amount or the Specified Discretionary Capital Expenditure Amount, less (B) the aggregate amount of any investment in any Joint Enterprise during the period from January 1, 2002 through September 30, 2002.

         3. Section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "5.1. Unsecured Interest Expense Coverage. The US Borrower shall maintain at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on June 30, 2000, a ratio of (a) Unencumbered NOI to (b) Unsecured Interest Expense, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.25:1.0, provided that, the minimum ratio set forth above shall be (i) 1.65:1.0 for the Fiscal Quarters ending December 31, 2001 through September 30, 2002 and (ii) 2.0:1.0 for the Fiscal Quarter ending on December 31, 2002."

         4. Section 5.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "5.2. Fixed Charge Coverage Ratio. The US Borrower shall maintain at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on June 30, 2000, a ratio of (a) Adjusted EDITDA to (b) Fixed Charges, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 1.75:1.0, provided that, the minimum ratio set forth above shall be (i) 1.35:1.0 for the Fiscal Quarters ending December 31, 2001 through September 30, 2002 and (ii) 1.65:1.0 for the Fiscal Quarter ending on December 31, 2002."

         5. Section 5.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "5.4. Limitations on Total Indebtedness. The US Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Indebtedness (including, without limitation, the Obligations and all Capitalized Lease Obligations) of the US Borrower for borrowed money to exceed (i) 65% of Total Value from and including the First Amendment Effective Date through September 30, 2002 and (ii) 55% of Total Value at all other times."

         6. Section 5.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "5.5. Limitations on Total Secured Indebtedness. The US Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Secured Indebtedness (including, without limitation, secured Obligations and Capitalized Lease Obligations) of the US Borrower, to exceed 25% of Total Value, provided that, Total Secured Indebtedness shall not exceed (i) 30% of Total Value from January 1, 2002 through September 30, 2002 and (B) 27.5% of Total Value from October 1, 2002 through December 31, 2002."

         7. Section 6.12 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (j) thereof, (ii) deleting the period at the end of clause (k) thereof and inserting a semicolon in lieu thereof and (iii) inserting the following clauses (l) and (m) immediately following the end of clause (k) thereof.

                  "(l) promptly, and in any event within ten days, after the designation by the US Borrower (which such designation shall be in the US Borrower's sole discretion), written notice to the Administrative Agent of the designation of the amount of net cash proceeds received from any Asset Sales during the period from the First Amendment Effective Date to September 30, 2002, as a Specified Acquisition Amount, a Specified Discretionary Capital Expenditure Amount or a Specified Investment Amount; and

                  (m) promptly, and in any event within ten days, after the designation by the US Borrower (which such designation shall be in the US Borrower's sole discretion), written notice to the Administrative Agent of the designation of the amount of net cash proceeds received from any equity issuances during the period from the First Amendment Effective Date to September 30, 2002, as a Specified Acquisition Amount, a Specified Discretionary Capital Expenditure Amount or a Specified Investment Amount."

         8. Section 7.4 of the Credit Agreement is hereby amended by (i) inserting the reference "(a)" at the beginning of said section and (ii) inserting the following new clause (b) immediately following the period at the end of clause (a):

                  "(b) Notwithstanding anything to the contrary contained in clause (a) of this Section 7.4, other than Restricted Payments made in accordance with clauses (a)(i) and (a)(ii) of this Section 7.4, the US Borrower shall not make Restricted Payments under such clause (a) during the Fiscal Quarters ending from and including December 31, 2001 through December 31, 2002 that exceed: (A) for the Fiscal Quarter ended December 31, 2001, an amount equal to the lesser of 85% of the consolidated Adjusted Funds From Operations and 100% of the Free Cash Flow of the US Borrower for such Fiscal Quarter, plus an amount equal to $5,000,000; provided, however, that notwithstanding the foregoing limitation on Restricted Payments, the US Borrower shall be permitted to declare or authorize the payment of (I) current dividends on its preferred stock during such Fiscal Quarter in an aggregate amount not to exceed $6,150,000 and (II) current dividends on its common stock and units during such Fiscal Quarter in an amount equal to $0.01 multiplied by the number of shares and units of the US Borrower's common stock and/or units outstanding as of the record date declared by the US Borrower's Board of Directors for such fiscal quarter; (B) for the Fiscal Quarter ended March 31, 2002, an amount equal to the lesser of
         (I) 85% of the consolidated Adjusted Funds From Operations and (II) (i) 100% of the Free Cash Flow of the US Borrower for such Fiscal Quarter or (ii) 85% of the Free Cash Flow of the US Borrower for such Fiscal Quarter to the extent that the US Borrower's Total Indebtedness for borrowed money is equal to or exceeds 55% of Total Value at the time of and after giving effect to such Restricted Payments, plus an amount equal to $5,000,000; (C) for the Fiscal Quarter ended June 30, 2002, an amount equal to the lesser of (I) 85% of the consolidated Adjusted Funds From Operations and (II) (i) 100% of the Free Cash Flow of the US Borrower or (ii) 85% of the Free Cash Flow of the US Borrower for such Fiscal Quarter to the extent that the US Borrower's Total Indebtedness for borrowed money is equal to or exceeds 55% of Total Value at the time of and after giving effect to such Restricted Payments, for the two consecutive Fiscal Quarters ended June 30, 2002 minus the Restricted Payments made by it during the Fiscal Quarter ended March 31, 2002; (D) for the Fiscal Quarter ended September 30, 2002, an amount equal to the lesser of (I) 85% of the consolidated

         Adjusted Funds From Operations and (II) (i) 100% of the Free Cash Flow of the US Borrower or (ii) 85% of the Free Cash Flow of the US Borrower for such Fiscal Quarter to the extent that the US Borrower's Total Indebtedness for borrowed money is equal to or exceeds 55% of Total Value at the time of and after giving effect to such Restricted Payments, for the three consecutive Fiscal Quarters ended September 30, 2002 minus the Restricted Payments made by it during the two consecutive Fiscal Quarters ended June 30, 2002; and (E) for the Fiscal Quarter ended December 31, 2002, an amount equal to the lesser of 85% of the consolidated Adjusted Funds From Operations and 100% of the Free Cash Flow of the US Borrower for the four consecutive Fiscal Quarters ended December 31, 2002 minus the Restricted Payments made by it during the three consecutive Fiscal Quarters ended September 30, 2002."

         9. Section 7.5 of the Credit Agreement is hereby amended by inserting the following new clause (d), immediately following the end of clause (c) thereof:

                  "(d) Notwithstanding anything to the contrary contained in this Agreement, (i) the US Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to acquire any existing Hotel properties during the period from the First Amendment Effective Date through December 31, 2001 and (ii) for the period from January 1, 2002 through September 30, 2002, the US Borrower may acquire existing Hotel properties, so long as (I) the Total Indebtedness for borrowed money of the US Borrower does not exceed 60% of Total Value both before and after giving effect to such acquisition and (II) at least 10 Business Days prior to the consummation of any such acquisition the US Borrower shall deliver to the Administrative Agent a certificate of the US Borrower's chief financial officer or treasurer certifying (and showing calculations in reasonable detail) that the US Borrower would have been in compliance with the financial covenants set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, and 5.7, as amended hereby, for the most recently ended four (4) Fiscal Quarters prior to the date of such acquisition, in each case with such financial covenants to be determined on a pro forma basis as if such acquisition had been consummated on the first day of such four (4) Fiscal Quarter period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of such four (4) Fiscal Quarter period); provided that to the extent that the US Borrower's Total Indebtedness for borrowed money exceeds 60% of Total Value either at the time of or after giving effect to such acquisition, the US Borrower may only acquire existing Hotel properties in an aggregate amount not to exceed the Specified Acquisition Amount at the time of such acquisition.

         10. Section 7.6 of the Credit Agreement is hereby amended by inserting the following new clause (c), immediately following the end of clause (b) thereof:

                  "(c) Notwithstanding anything to the contrary contained in this Agreement, during the period from the First Amendment Effective Date to December 31, 2002, the US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to engage in the construction of new hotels, enter into any commitments or agreements to purchase any Hotels under or to be under, original construction or to acquire any additional budget hotels, limited service hotels or extended stay hotels other than (A) to engage in or continue the construction of the Margate complex and (B) to invest an aggregate amount not to exceed $10,000,000 in a Holiday Inn prototype to be located in Denver, Colorado."

         11. Section 7.13 of the Credit Agreement is hereby amended by (i) inserting the reference "(a)" at the beginning of said section and (ii) inserting the following new clause (b) immediately following the period at the end of clause (a):

                  "(b) Notwithstanding anything to the contrary contained in this Agreement, (i) the US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to invest in any Joint Enterprises for the period from and including the First Amendment Effective Date through December 31, 2001 and (ii) for the period from January 1, 2002 until September 30, 2002, the US Borrower may invest in Joint Enterprises, so long as (I) the Total Indebtedness for borrowed money of the US Borrower does not exceed 60% of Total Value both before and after giving effect to such investment and (II) at least 10 Business Days prior to the consummation of any such investment the US Borrower shall deliver to the Administrative Agent a certificate of the US Borrower's chief financial officer or treasurer certifying (and showing calculations in reasonable detail) that the US Borrower would have been in compliance with the financial covenants set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, and 5.7, as amended hereby, for the most recently ended four (4) Fiscal Quarters prior to the date of such investment, in each case with such financial covenants to be determined on a pro forma basis as if such investment had been consummated on the first day of such four (4) Fiscal Quarter period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of such four (4) Fiscal Quarter period); provided that to the extent that the US Borrower's Total Indebtedness for borrowed money exceeds 60% of Total Value either at the time of or after giving effect to such investment, the US Borrower may only invest in a Joint Enterprise in an aggregate amount not to exceed the Specified Investment Amount at the time of such investment.

         12. The Credit Agreement is hereby amended by inserting the following new Section 7.17, immediately following the end of Section 7.16:

                  "7.17. Limitation on Capital Expenditures. The US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, incur any Discretionary Capital Expenditures during the period from the First Amendment Effective Date until September 30, 2002, other than Discretionary Capital Expenditures for the expansion or renovation of Hotels in an aggregate amount not to exceed the Specified Discretionary Capital Expenditure Amount at the time of such Discretionary Capital Expenditure.

II.      Miscellaneous Provisions

         1. In order to induce the Lenders to enter into this First Amendment, each Borrower hereby represents and warrants on behalf of itself and its respective Subsidiaries that (i) the representations and warranties of contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below) (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date), and (ii) there exists no Default or Event of Default under the Credit Agreement on the First Amendment Effective Date, in each case after giving effect to this First Amendment.

         2. All of the parties hereby acknowledge and agree that since the Meristar Merger has not been consummated, Dresdner Bank AG, New York Branch and Grand Cayman Branch and Societe General are each hereby released as parties under the Credit Agreement and each hereby released of any and all obligations thereunder.

         3. The US Borrower hereby agrees to pay each Lender which delivers an executed copy of this First Amendment (by hard copy or facsimile) to the Administrative Agent by no later than 12:00 (Noon) (New York time) on November 8, 2001, a fee (the "Amendment Fee") in an amount equal to 0.075% of such Lender's Revolving Credit Commitment, which Amendment Fee shall be due and payable on the first Business Day following the date on which the Super Majority Lenders shall have executed and delivered this First Amendment.

         4. This First Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

         5. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         6. This First Amendment shall become effective on the date (the "First Amendment Effective Date") when each Borrower and the Super Majority Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent.

         7. From and after the First Amendment Effective Date, all references in the Credit Agreement and in the other Loan Documents shall be deemed to be referenced to the Credit Agreement as modified hereby.

                                      * * *


                              [Signatures Omitted]